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                                  EXHIBIT 23.2
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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Linens 'n Things, Inc.
6 Brighton Road
Clifton, New Jersey 07015

The Board of Directors
Linens 'n Things, Inc.:

     We consent to the incorporation by reference in this Registration Statement of our report and the reference to our firm under the headings "Selected Financial and Operating Data" and "Experts" appearing in the Prospectus which is part of Registration Statement No. 333-27239, as amended, which is incorporated by reference into this Registration Statement filed pursuant to Rule 462 of the Securities Act of 1933.

                                          /s/ KPMG PEAT MARWICK LLP

New York, New York
May 29, 1997